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                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is made and entered into as of November 18, 2003, by and between UICI, a Delaware corporation (the "Seller"), and SLM Corporation, a Delaware corporation (the "Purchaser"). Academic Management Services Corp., a Delaware corporation, (the "Company"), shall also be a party hereto for the limited purposes set forth in Paragraph 3(b) below. The Seller, the Purchaser and the Company are referred to herein collectively as the "Parties" and each individually as a "Party."

         WHEREAS, Seller and Purchaser are parties to that certain Stock Purchase Agreement dated as of October 29, 2003 (the "Agreement"); and

         WHEREAS, Seller and Purchaser wish to amend the Stock Purchase Agreement in certain respects; and

         WHEREAS, Seller, Purchaser and Company desire to make arrangements regarding the payment of certain employee bonuses as of the Closing;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. Recitals. The foregoing recitals are incorporated by this reference.

         2. Defined Terms. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the Agreement.

         3.       Employee Bonuses.

                  (a) By way of background, pursuant to the terms of separate agreements (the "Incentive Agreements") entered into by Seller with selected employees of the Company, Seller has agreed to pay incentive bonuses upon the occurrence of a "Change in Control" (as such term is defined in the Incentive Agreements), such incentive bonuses to be paid in such amounts and to such employees (the "Employees") as designated in Exhibit A attached hereto. Upon the Closing, a "Change in Control" shall have been deemed to have occurred, triggering Seller's obligation to make the incentive payments contemplated by the Incentive Agreements. To facilitate the payment of the incentive bonuses to be made pursuant to the Incentive Agreements, on the Closing Date, Seller will make a payment to the Company by wire transfer of immediately available funds in the amount of Two Hundred and Twenty Five Thousand Dollars ($225,000), representing

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         the aggregate amount of incentive bonuses payable pursuant to the terms of the Incentive Agreements.

                  (b) The Company hereby agrees (i) on the Closing Date to pay to each of the Employees, by check, the amount of the applicable incentive bonus set forth in Exhibit A less any applicable federal and state income and other tax withholding and (ii) to forward to the applicable state and federal tax authorities the amount of all state and federal withholding taxes applicable to such payment.

         4. Calculation of Closing Date Net Worth. Seller and Purchaser hereby agree that the payments made to the Company by the Seller and by the Company to the Employees pursuant to Paragraph 3 above shall not be included in the computation of Closing Date Net Worth made pursuant to Section 2.3(d) of the Agreement.

         5. Correction to Stock Purchase Agreement. In Section 3.2(a) of the Agreement, the reference to "20,543 shares of Common Stock" is hereby amended to read "20,453 shares of Common Stock."

         6. Amendment of Definition of Waiver and Release Agreements. The defined term "Waiver and Release Agreements" is hereby amended and restated in its entirety as follows:

         "Waiver and Release Agreements" means:

                  (i) that certain Release Agreement, dated as of July 24, 2003, by and among MBIA Insurance Corporation, Fleet National Bank, Bank of America, N.A., Bank One, National Association, the Seller and the Company;

                  (ii) that certain letter agreement, dated July 24, 2003, by and among the Seller, MBIA Insurance Corporation, Fleet National Bank, Bank of America, N.A. and Bank One, National Association;

                  (iii) that certain EFG-II Waiver, dated as of July 24, 2003, by and among MBIA Insurance Corporation, Bank One, National Association, EFG-II, LP and the Company;

                  (iv) that certain EFG-III Waiver, dated as of July 24, 2003, by and among MBIA Insurance Corporation, Fleet National Bank, Bank of America, N.A., Bank One, National Association, EFG-III, LP, the Seller and the Company;

                  (v) that certain EFG-IV Waiver, dated as of July 24, 2003, by and among MBIA Insurance Corporation, Bank One, National Association, EFG-IV, LP and the

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         Company, as amended by Amendment No. 1 thereto, dated October 17, 2003;

                  (vi) that certain AMS-1 Waiver, dated as of July 24, 2003, by and among MBIA Insurance Corporation, Bank One, National Association, AMS-1 2002 LP and the Company, as amended by Amendment No. 1 thereto, dated October 17, 2003;

                  (vii) that certain EFG-III Waiver and Agreement No. 2, dated November 17, 2003, by and among MBIA Insurance Corporation, Fleet National Bank, Bank of America, N.A., JPMorgan Chase Bank (successor-in-interest to Bank One, National Association, as successor to The First National Bank of Chicago, not in its individual capacity but solely as Indenture Trustee and Eligible Lender Trustee), EFG-III, LP, the Company, EFG Funding LLC and the Seller, and acknowledged and agreed to by the Purchaser; and

                  (viii) that certain Loan Sale Consent Agreement, dated as of September 26, 2003, by and among MBIA Insurance Corporation, Bank One, National Association, the Company and the other parties thereto, as amended by Amendment No. 1 thereto, dated as of November 17, 2003.

         7. Effect of Amendment. Except as amended by this Amendment, all provisions of the Agreement shall continue in full force and effect.

         8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         9. Governing Law. Section 9.13 of the Agreement is hereby incorporated by reference and shall apply to this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Stock
Purchase Agreement as a sealed instrument as of the day and year first above written.

SELLER:                      UICI

                             By:______________________________________
                             Name: Glenn W. Reed
                             Title: Executive Vice President and General Counsel

PURCHASER:                   SLM CORPORATION

                             By:______________________________________
                             Name: Marianne M. Keler
                             Title: Executive Vice President and General Counsel

And for the limited purposes set forth herein:

COMPANY:                     ACADEMIC MANAGEMENT SERVICES CORP.

                             By:______________________________________
                             Name:
                             Title:

                                      S-1